SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2002

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-22849	65-0420146

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1291 S.W. 29th Avenue, Pompano Beach, Florida 33068

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 917-6655

NOT APPLICABLE

(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURE

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

     Effective February 7, 2002, MediaOnDemand.com, Inc. (“MOD”) was merged with and into VDAT/MOD Acquisition Corp., a Florida corporation (the “Merger Sub”) and a wholly owned subsidiary of Visual Data Corporation, a Florida corporation (“VDAT”). On January 25, 2002, VDAT, MOD and Charles Saracino (a MOD stockholder and its president) entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provided, among other things, that upon the terms and subject to the conditions thereof, MOD will merge with and into Merger Sub (the “Merger”). The Merger Sub is the surviving corporation in the Merger. The name of Merger Sub will be changed to Media On Demand, Inc. All outstanding shares of MOD capital stock and converted options have been converted into an aggregate of 3,400,000 shares of VDAT restricted common stock. The foregoing summary of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which was previously filed on February 5, 2002.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements:

The financial statements of MOD will be provided within the applicable time period as required on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Visual Data Corporation has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL DATA CORPORATION

By: /s/ Randy S. Selman Name: Randy S. Selman Title: President

Dated: February 12, 2002